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                                                                   EXHIBIT 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seligman TargetHorizon ETF Portfolios, Inc. (consisting of Seligman TargETFund 2025, Seligman TargETFund 2015, and Seligman TargETFund Core)

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-126647 on Form N-1A of Seligman TargetHorizon ETF Portfolios, Inc. of our report dated September 20, 2005, appearing in the Statement of Additional Information, which is incorporated by reference in the Prospectus, which is part of such Registration Statement, and to the reference to us under the captions "Financial Statements" and "General Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

New York, New York
September 20, 2005